                                                                    Exhibit 21.1

                        Subsidiaries of the Registrant


Subsidiaries of Specialty Catalog Corp.:
----------------------------------------
   SC Corporation, a Delaware corporation, doing business under the name of SC Direct
    Subsidiaries of SC Corporation
    ------------------------------
      SC Publishing, Inc., a Delaware corporation
      Daxbourne International Limited, a private company limited by shares formed under the laws of England and Wales

   SC Licensing Corp., a Massachusetts corporation